UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

December 14, 2010

Date of Report (Date of earliest event reported)

ANTIGENICS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 14, 2010, Antigenics Inc., (the “Company”) completed the offering of its shares to Investors as described in its Current Report on Form 8-K filed on December 14, 2010, selling 3,199,451 shares of its common stock, $0.01 par value, for proceeds of $2,879,506. The Investors also have an option to acquire up to an additional 639,890 shares for an aggregate purchase price of $575,901 for a period of 90 days.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2010, the Company entered into amended employment agreements with Dr. Armen, Ms. Sharp, Ms. Valentine and Ms. Wentworth. Among other matters, the amendments (i) fix the timing of payments following a termination of employment and (ii) clarify the provisions permitting a resignation for “good reason” or for reduction in compensation work, by adding a time frame. In addition, the right to receive a reimbursement for certain excise taxes (tax gross-up) has been revised by adding a reference to the regulatory provisions regarding time and manner for such reimbursements. These changes were made to comply with Section 409A of the Internal Revenue Code and other recent regulatory changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date: December 17, 2010	By:	/s/ SHALINI SHARP
Shalini Sharp
Chief Financial Officer